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                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 1 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (A)(B)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 29,     Dec. 30,
PRIMARY                                                   1993         1992         1991         1990         1989
- -------                                                 ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles            $135,911     $184,841     $134,038     $ 95,582     $ 81,965


Add:    Interest savings, net of tax, applicable to
          assumed exercise of Fisher-Price warrants          637        1,138          594            -            -
Deduct: Dividends on senior preferred stock               (4,894)      (4,826)      (4,830)      (4,811)      (4,830)
        Dividends on convertible preference stock              -         (152)        (605)        (605)        (605)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles for
  Computation of Income Per Share                        131,654      181,001      129,197       90,166       76,530

Extraordinary item                                       (14,681)           -       (5,236)           -      (10,983)
Cumulative effect of changes in accounting principles     (4,022)           -            -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $112,951     $181,001     $123,961     $ 90,166     $ 65,547
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               168,228      169,002      143,367      115,883      114,308
Weighted average common equivalent shares arising from:
        Stock options                                      1,878        2,319        1,943        3,016        2,942
        Fisher-Price warrants                              1,076        2,085        1,122            -            -
        Common stock warrants - $6.25 Series                   -            -          407        1,615        1,366
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      171,182      173,406      146,839      120,514      118,616
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   0.77     $   1.04     $   0.88     $   0.75     $   0.64
        Extraordinary item                                 (0.09)           -        (0.04)           -        (0.09)
        Cumulative effect of changes in accounting
          principles                                       (0.02)           -            -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   0.66     $   1.04     $   0.84     $   0.75     $   0.55
                                                        ========     ========     ========     ========     ========

(A)  Consolidated financial information for 1993, 1992 and 1991 has been restated retroactively for the effects of the November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.  The results of operations and financial position of Fisher-Price are excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(B)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in January 1994, June
     1992 and November 1991 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.

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                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (A)(B)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 29,     Dec. 30,
FULLY DILUTED                                             1993         1992         1991         1990         1989
- -------------                                           ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
    Effect of Changes in Accounting Principles          $135,911     $184,841     $134,038     $ 95,582     $ 81,965

Add:    Interest expense, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures    5,338        5,467        3,907            -            -
        Assumed exercise of Fisher-Price warrants            637        1,138          594            -            -
Deduct: Dividends on senior preferred stock                    -         (152)        (605)        (605)        (605)
        Impact of required ESOP dividends or
         contributions upon conversion                    (4,894)      (4,826)      (4,830)      (4,811)      (4,830)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
   Effect of Changes in Accounting Principles for
   Computation of Income Per Share                       136,992      186,468      133,104       90,166       76,530

Extraordinary item                                       (14,681)           -       (5,236)           -      (10,983)
Cumulative effect of changes in accounting principles     (4,022)           -            -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $118,289     $186,468     $127,868     $ 90,166     $ 65,547
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               168,363      169,103      143,420      115,883      114,308
Weighted average common equivalent shares arising from:
       Assumed conversion of 8% convertible debentures     7,566        7,793        5,966            -            -
       Assumed conversion of convertible preference stock  1,620        1,620        1,620        1,620        1,620
       Stock options                                       2,224        2,657        2,888        3,016        3,957
       Fisher-Price warrants                               1,076        2,085        1,122            -            -
       Common stock warrants - $6.25 Series                    -            -          570        1,615        1,604
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      180,849      183,258      155,586      122,134      121,489
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   0.75     $   1.02     $   0.85     $   0.74     $   0.63
        Extraordinary item                                 (0.08)           -        (0.03)           -        (0.09)
        Cumulative effect of changes in accounting
          principles                                       (0.02)           -            -            -            -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   0.65     $   1.02     $   0.82     $   0.74     $   0.54
                                                        ========     ========     ========     ========     ========

(A)  Consolidated financial information for 1993, 1992 and 1991 has been restated retroactively for the effects of the November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.  The results of operations and financial position of Fisher-Price are excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(B)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in January 1994, June
     1992 and November 1991 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.
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